Exhibit 99.1

YOUNG BROADCASTING ANNOUNCES FOURTH QUARTER RESULTS

February 17, 2004 - New York, NY- Young Broadcasting Inc. (“YBI”) (NASDAQ:YBTVA) today announced final results for the fourth quarter and full year ended December 31, 2003. Local and national revenue increased by 2.5% over the prior year fourth quarter and the Company narrowed its net loss from the prior year.

Highlights for the periods are as follows:

•                  Local revenue increased 6.1% for the year and 5.3% for the fourth quarter.

•                  National revenue increased 2.3% for the year.

•                  Operating expenses declined $500,000 in the fourth quarter.

•                  For the full year, KRON-TV, the Company’s San Francisco independent station, increased local and national revenues by 12.2% as compared to 2.4% growth in the San Francisco television advertising market.

•                  In the November ratings period, KRON-TV’s Prime audience was larger than the local Fox affiliate, KTVU-TV.

•                  Two of the Company’s network affiliated stations have successfully launched digital channel UPN affiliates.

Fourth Quarter/Year-End Results:

Net revenue for the three months ended December 31, 2003 decreased to $55.1 million from $66.2 million for the same prior year period. The principal reason for this decline was a net decrease in quarterly political spending of $12.1 million. Local and national revenues grew 2.5% (excluding political revenue) in the fourth quarter 2003 as compared to the same period in 2002. Operating income for the fourth quarter of 2003 was $3.7 million as compared with $14.1 million in 2002 fourth quarter. This decline reflects the loss of political revenue in 2003.

For the year ended December 31, 2003, net revenue was $207.7 million as compared to $225.1 million for full year 2002. The net decline in political revenue for the full year was $22.5 million. Local and national revenues grew 4.7% (excluding political revenue) in 2003 compared to 2002. Operating income for the full year 2003 was $12.6 million as compared to $31.4 million in 2002. This decline is principally due to the loss of political revenues.

Vincent Young’s Comments:

“The highlights of our year were the continued strong performance of KRON-TV and the growth we experienced in local and national advertising revenue,” stated Vincent Young, Chairman of Young Broadcasting. “I was especially pleased with KRON-TV’s successful execution of our business plan and ratings performance. This positions the station to take advantage of a pickup in the San Francisco market. We are optimistic about 2004 in general, considering the recent improvement in the economy and the impact of upcoming elections.”

Network Affiliation Intangible Assets

As previously announced, the Company received a letter from the Securities and Exchange Commission commenting on the Company’s accounting policy for recognizing the useful lives of its network affiliation agreements. The Company is announcing today that it is adopting a policy that such intangible assets will be amortized to income over a period of 25 years. Previously, these assets were accounted for as having an indefinite life. As a result of this decision, the Company is also announcing that it has restated its earnings for all 2002 quarters, the first three quarters of 2003 and the full year of 2002. Attached to this press release is a comparison of the years as reported and restated amounts affected by this decision.

This amortization policy has no impact on the Company’s cash flows from operating activities in any period restated.

Fourth Quarter Conference Call:

Young Broadcasting will hold a conference call at 11:00 a.m. (ET), Tuesday, February 17, 2004, immediately following the release of its fourth quarter earnings report. The Company’s press release will be issued through Business Wire at 7:00 a.m. (ET) that day. The full text of the release will be available on Bloomberg, Nexus, CompuServe, Dow Jones News Retrieval and several other services within 15 minutes of the scheduled release time.

You may participate in the conference call by dialing 1-888-552-9135  (Passcode:  YOUNG, Leader:  Vincent Young.) This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, CEO of Young Broadcasting Inc. and with James Morgan, the Company’s CFO.

You may listen to a live web-cast of the call by going to http://youngbroadcasting.com. The archive will be available for replay through March 17, 2004. The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites on CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). You may listen to a telephone replay of the entire call by dialing 1-800-873-1631 through February 23, 2004.

Young Broadcasting owns eleven television stations and the national television representation firm, Adam Young Inc. Six stations are affiliated with the ABC Television

Network (WKRN-TV – Nashville, TN, WTEN-TV – Albany, NY, WRIC-TV – Richmond, VA, WATE-TV – Knoxville, TN, WTVO-TV – Rockford, IL and WBAY-TV – Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV – Lansing, MI, KLFY-TV – Lafayette, LA and KELO-TV – Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV – Davenport, IA).  KRON-TV – San Francisco, CA is the largest independent station in the U.S. and the only independent VHF station in its market. The Company also operates separate UPN Network stations using its digital broadcast facilities in Sioux Falls, South Dakota and Rockford, Illinois.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Commission Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2002, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising and volatility in programming costs.

Contact:  Vincent Young, Chairman, James Morgan, Chief Financial Officer – 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080.

YOUNG BROADCASTING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	Restated 2002	2003	Restated 2002	2003
	(dollars in thousands, except per share data)

Net revenue	$225,108	$207,668	$66,191	$55,113
Operating expenses	167,517	169,215	45,941	45,437
Depreciation and amortization	26,205	25,906	6,198	5,953
Operating income	31,386	12,547	14,052	3,723

Interest expense, net	(89,323)	(64,793)	(15,931)	(16,919)
Non-cash change in market valuation of swaps	4,069	(3,130)	(236)	(686)
Loss on extinguishments of debt	(7,585)	—	1,806	—
Other (expenses) income, net	(868)	474	(431)	648
	(93,707)	(67,449)	(14,792)	(16,957)

Loss from continuing operations before benefit from income tax and cumulative effect of accounting change	(62,321)	(54,902)	(740)	(13,234)

Benefit from Income Tax	23,759	3,595	4	—
Loss from continuing operations before cumulative effect of accounting change	(38,562)	(51,307)	(736)	(13,234)

Income from discontinued operations, net of applicable taxes	155,013	2,190	154	—
Income (loss) before cumulative effect of accounting change	116,451	(49,117)	(582)	(13,234)

Cumulative effect of accounting change	(184,904)	—	—	—
Net loss	$(68,453)	$(49,117)	$(582)	$(13,234)

Net loss per common share - basic	$(3.48)	$(2.48)	$(0.03)	$(0.67)
Weighted average shares - basic	19,675,883	19,783,227	19,710,361	19,818,741

Other Financial Data:

Amortization of program license rights	$17,574	$20,301	$4,790	$6,825
Payments for program license liabilities	17,573	20,597	4,972	6,807
Non-cash compensation	1,146	1,113	226	237
Corporate overhead	10,813	13,234	2,435	3,653
Capital expenditures	19,126	20,429	11,790	11,815

YOUNG BROADCASTING INC.
Network Affiliation Amortization Restatement

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2002 As Reported:

Operating Income	$(107)	$8,461	$11,173	$14,782	$34,309

Interest expense, net	(26,810)	(24,702)	(21,880)	(15,931)	(89,323)
Non-cash change in market valuation of swaps	(4,257)	3,967	4,595	(236)	4,069
Loss on extinguishment of debt	—	(4,692)	(4,699)	1,806	(7,585)
Other (expense) income, net	(87)	(171)	(179)	(431)	(868)
	(31,154)	(25,598)	(22,163)	(14,792)	(93,707)
Loss from continuing operations before (expense) benefit for income taxes and cumulative effect of accounting change	(31,261)	(17,137)	(10,990)	(10)	(59,398)
(Provision) benefit from income taxes	—	19,359	4,396	4	23,759
Loss from continuing operations before cumulative effect of accounting change	(31,261)	2,222	(6,594)	(6)	(35,639)
Income from discontinued operations, net of taxes, including gain on sale of station	2,886	154,229	(2,256)	154	155,013

Income (loss) before cumulative effect of accounting change	(28,375)	156,451	(8,850)	148	119,374
Cumulative effect of accounting change, net of taxes	(184,904)	—	—	—	(184,904)
Net income (loss)	$(213,279)	$156,451	$(8,850)	$148	$(65,530)

Basic income (loss) per common share:
Loss from continuing operations before cumulative effect of accounting change	$(1.59)	$0.12	$(0.34)	$—	$(1.81)
Income from discontinued operations, net	$0.15	$7.84	$(0.11)	$0.01	$7.88
Cumulative effect of accounting change, net	$(9.42)	$—	$—	$—	$(9.40)
Net income (loss) per common share-basic	$(10.86)	$7.96	$(0.45)	$0.01	$(3.33)

Weighted average shares-basic	19,645,921	19,662,143	19,684,304	19,710,361	19,675,883

Diluted income (loss) per common share:
Loss from continuing operations before cumulative effect of accounting change	$(1.59)	$0.11	$(0.34)	$—	$(1.81)
Income from discontinued operations, net	$0.15	$7.73	$(0.11)	$0.01	$7.88
Cumulative effect of accounting change, net	$(9.42)	$—	$—	$—	$(9.40)
Net income (loss) per common share-basic	$(10.86)	$7.84	$(0.45)	$0.01	$(3.33)

Weighted average shares-diluted	19,645,921	19,943,268	19,684,304	19,710,361	19,675,883

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2002 As Restated:

Operating Income	$(838)	$7,730	$10,442	$14,052	$31,386

Interest expense, net	(26,810)	(24,702)	(21,880)	(15,931)	(89,323)
Non-cash change in market valuation of swaps	(4,257)	3,967	4,595	(236)	4,069
Loss on extinguishment of debt	—	(4,692)	(4,699)	1,806	(7,585)
Other (expense) income, net	(87)	(171)	(179)	(431)	(868)
	(31,154)	(25,598)	(22,163)	(14,792)	(93,707)
Loss from continuing operations before (expense) benefit for income taxes and cumulative effect of accounting change	(31,992)	(17,868)	(11,721)	(740)	(62,321)
(Provision) benefit from income taxes	—	19,359	4,396	4	23,759
Loss from continuing operations before cumulative effect of accounting change	(31,992)	1,491	(7,325)	(736)	(38,562)
Income from discontinued operations, net of taxes, including gain on sale of station	2,886	154,229	(2,256)	154	155,013

Income (loss) before cumulative effect of accounting change	(29,106)	155,720	(9,581)	(582)	116,451
Cumulative effect of accounting change, net of taxes	(184,904)	—	—	—	(184,904)
Net income (loss)	$(214,010)	$155,720	$(9,581)	$(582)	$(68,453)

Basic income (loss) per common share:
(Loss) income from continuing operations before cumulative effect of accounting change	$(1.63)	$0.08	$(0.37)	$(0.04)	$(1.96)
Income from discontinued operations, net	$0.15	$7.84	$(0.11)	$0.01	$7.88
Cumulative effect of accounting change, net	$(9.41)	$—	$—	$—	$(9.40)
Net income (loss) per common share-basic	$(10.89)	$7.92	$(0.48)	$(0.03)	$(3.48)

Weighted average shares-Basic	19,645,921	19,662,143	19,684,304	19,710,361	19,675,883

Diluted income (loss) per common share:
(Loss) income from continuing operations before cumulative effect of accounting change	$(1.63)	$0.07	$(0.37)	$(0.04)	$(1.96)
Income from discontinued operations, net	$0.15	$7.73	$(0.11)	$0.01	$7.88
Cumulative effect of accounting change, net	$(9.41)	$—	$—	$—	$(9.40)
Net income (loss) per common share-basic	$(10.89)	$7.80	$(0.48)	$(0.03)	$(3.48)

Weighted average shares-diluted	19,645,921	19,943,268	19,684,304	19,710,361	19,675,883

	First Quarter	Second Quarter	Third Quarter
2003 As Reported:

Operating (loss) income	$(67)	$6,823	$4,261

Interest expense, net	(16,020)	(15,898)	(15,956)
Non-cash change in market valuation of swaps	(1,461)	2,194	(3,177)
Loss on extinguishment of debt	—	—	—
Other (expense) income, net	(173)	42	(43)
	(17,654)	(13,662)	(19,176)
Loss from continuing operations before (expense) benefit for income taxes and cumulative effect of accounting change	(17,721)	(6,839)	(14,915)
(Provision) benefit from income taxes	—	—	3,595
Loss from continuing operations before cumulative effect of accounting change	(17,721)	(6,839)	(11,320)
Income from discontinued operations, net of taxes, including gain on sale of station	—	2,190	—

Income (loss) before cumulative effect of accounting change	(17,721)	(4,649)	(11,320)
Cumulative effect of accounting change, net of taxes	—	—	—
Net income (loss)	$(17,721)	$(4,649)	$(11,320)

Basic and diluted income (loss) per common share:
Loss from continuing operations before cumulative effect of accounting change	$(0.90)	$(0.35)	$(0.57)
Income from discontinued operations, net	$—	$0.11	$—
Cumulative effect of accounting change, net	$—	$—	$—
Net income (loss) per common share-basic	$(0.90)	$(0.24)	$(0.57)

Weighted average shares-basic and dilutive	19,737,156	19,770,090	19,803,188

	First Quarter	Second Quarter	Third Quarter
2003 As Restated:

Operating (loss) income	$(798)	$6,092	$3,530

Interest expense, net	(16,020)	(15,898)	(15,956)
Non-cash change in market valuation of swaps	(1,461)	2,194	(3,177)
Loss on extinguishment of debt	—	—	—
Other (expense) income, net	(173)	42	(43)
	(17,654)	(13,662)	(19,176)
Loss from continuing operations before (expense) benefit for income taxes and cumulative effect of accounting change	(18,452)	(7,570)	(15,646)
(Provision) benefit from income taxes	—	—	3,595
Loss from continuing operations before cumulative effect of accounting change	(18,452)	(7,570)	(12,051)
Income from discontinued operations, net of taxes, including gain on sale of station	—	2,190	—

Income (loss) before cumulative effect of accounting change	(18,452)	(5,380)	(12,051)
Cumulative effect of accounting change, net of taxes	—	—	—
Net income (loss)	$(18,452)	$(5,380)	$(12,051)

Basic and diluted income (loss) per common share:
Loss from continuing operations before cumulative effect of accounting change	$(0.93)	$(0.38)	$(0.61)
Income from discontinued operations, net	$—	$0.11	$—
Cumulative effect of accounting change, net	$—	$—	$—
Net income (loss) per common share-basic	$(0.93)	$(0.27)	$(0.61)

Weighted average shares-basic and dilutive	19,737,156	19,770,090	19,803,188